Exhibit 99.1

XOMA Reports First Quarter 2018 Financial Results

Current cash balance sufficient to fund operations for multiple years

EMERYVILLE, Calif., May 9, 2018 (GLOBE NEWSWIRE) – XOMA Corporation (Nasdaq: XOMA), a pioneer in the discovery, development and licensing of therapeutic antibodies, today announced its first quarter 2018 financial results.

“Our efforts in the first quarter were dedicated to identifying, assessing and analyzing out-license and asset acquisition opportunities. These included potential partnering conversations regarding our novel IL-2 antibody program, as well as discussions with companies seeking to monetize future potential milestone and royalty revenue streams,” stated Jim Neal, Chief Executive Officer at XOMA. “While the number of opportunities continues to expand, we are focused on identifying a narrower set of high quality potential transactions. With a cash runway that spans multiple years and additional access to capital from our credit facility, we remain intensely focused on allowing our fully-funded programs to mature in the hands of our partners while expanding and diversifying our portfolio of potential future revenue streams to drive both near- and long-term value.”

Financial Results

XOMA recorded total revenues of $0.5 million for the first quarter of 2018, compared to $0.3 million for the first quarter of 2017.

Research and development (R&D) expenses were $0.4 million for the first quarter of 2018, compared to $4.0 million for the first quarter of 2017. The decrease in R&D expenses was due primarily to reductions of $1.0 million in clinical trial costs, $0.8 million in consulting costs, $0.6 million in the allocation of facilities costs, $0.3 million in salaries and related expenses, $0.3 million in stock-based compensation, and $0.3 million in external manufacturing costs. The significant reduction in R&D spending year-over-year is a result of the execution of the Company’s royalty-aggregator business model that is designed to leverage its extensive portfolio of partnered programs and licensed technologies.

General and administrative (G&A) expenses were $5.2 million for the three months ended March 31, 2018 and 2017, respectively. The minimal change in G&A expenses for the three months ended March 31, 2018 was due primarily to decreases of $0.8 million in consulting services, $0.3 million in legal and audit fees, and $0.2 million in information technology costs, partially offset by increases of $0.7 million in stock compensation cost and $0.6 million in the allocation of facilities costs due to a greater proportion of general and administrative personnel after the Company’s restructuring activities.

Net loss for the first quarter of 2018 was $3.8 million. Net loss for the first quarter of 2017 was $16.3 million and included non-recurring and restructuring charges totaling $7.6 million.

On March 31, 2018, XOMA had cash and cash equivalents of $42.0 million. The Company ended December 31, 2017, with cash and cash equivalents of $43.5 million. The Company’s current cash and cash equivalents are expected to be sufficient to fund its operations for multiple years.

In May 2018, the Company announced a flexible $20 million credit facility with Silicon Valley Bank. The credit facility is available to XOMA through March 2019 and may be extended to March 2020 upon certain conditions. The credit facility includes the opportunity to increase the borrowing capacity to an aggregate amount of $40 million.

About XOMA Corporation

XOMA has built a portfolio of over two dozen products that are licensed to and being developed by other biotech and pharmaceutical companies. The Company’s portfolio of partner-funded programs spans multiple stages of the drug development process and across various therapeutic areas. Many of these licenses are the result of XOMA’s pioneering efforts in the discovery and development of antibody therapeutics. The Company’s royalty-aggregator business model includes acquiring additional licenses to partner-funded programs. XOMA’s license portfolio has the potential to generate significant milestone payments and royalty revenue in the future. For more information, visit www.xoma.com.

Forward-Looking Statements

Certain statements contained in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding the potential of XOMA’s portfolio of partnered programs and licensed technologies generating substantial milestone and royalty proceeds over time. These statements are based on assumptions that may not prove accurate, and actual results could differ materially from those anticipated due to certain risks inherent in the biotechnology industry, including those related to the fact that our product candidates subject to out-license agreements are still being developed, and our licensees’ may require substantial funds to continue development which may not be available; we do not know whether there will be, or will continue to be, a viable market for the products in which we have an ownership or royalty interest; we may not be successful in entering into out-license agreements for our product candidates; if our therapeutic product candidates do not receive regulatory approval, our third-party licensees will not be able to manufacture and market them. Other potential risks to XOMA meeting these expectations are described in more detail in XOMA’s most recent filing on Form 10-K and in other SEC filings. Consider such risks carefully when considering XOMA’s prospects. Any forward-looking statement in this press release represents XOMA’s views only as of the date of this press release and should not be relied upon as representing its views as of any subsequent date. XOMA disclaims any obligation to update any forward-looking statement, except as required by applicable law.

Investor contact:

Luke Heagle

W2O pure

+1 910-726-1372

lheagle@w2ogroup.com

Media contact:

Julie Normart

W2O pure

+1 415-946-1087

jnormart@w2ogroup.com

XOMA CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2018	2017
Revenues:
Revenue from contracts with customers	$401	$150
Revenue recognized under units-of-revenue method	62	110

Total revenues	463	260

Operating expenses:
Research and development	432	3,993
General and administrative	5,168	5,167
Restructuring	—	2,020

Total operating expenses	5,600	11,180

Loss from operations	(5,137)	(10,920)
Other income (expense):
Interest expense	(170)	(609)
Loss on extinguishment of debt	—	(515)
Other income, net	1,501	1,329

Net loss and comprehensive loss	(3,806)	(10,715)
Deemed dividend on convertible preferred stock	—	(5,603)

Net loss and comprehensive loss available to common stockholders, basic and diluted	$(3,806)	$(16,318)

Basic and diluted net loss per share available to common stockholders	$(0.46)	$(2.37)

Weighted average shares used in computing basic and diluted net loss per share available to common stockholders	8,313	6,887

XOMA CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands, except share and per share amounts)

	March 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$41,968	$43,471
Trade and other receivables	436	397
Prepaid expenses and other current assets	273	327

Total current assets	42,677	44,195
Property and equipment, net	75	83
Other assets	559	657

Total assets	$43,311	$44,935

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,420	$1,679
Accrued and other liabilities	1,338	2,675
Income taxes payable	1,666	1,637
Unearned revenue recognized under units-of-revenue method – current	658	615
Contract liabilities	798	798
Accrued interest on long-term debt – current	—	18

Total current liabilities	5,880	7,422
Unearned revenue recognized under units-of-revenue method – non-current	17,019	17,123
Long-term debt	14,572	14,572
Other liabilities – non-current	203	32

Total liabilities	37,674	39,149

Stockholders’ equity:
Convertible preferred stock, $0.05 par value, 1,000,000 shares authorized, 5,003 shares issued and outstanding at March 31, 2018 and December 31, 2017	—	—
Common stock, $0.0075 par value, 277,333,332 shares authorized, 8,332,118 and 8,249,158 shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively	62	62
Additional paid-in capital	1,188,440	1,184,783
Accumulated deficit	(1,182,865)	(1,179,059)

Total stockholders’ equity	5,637	5,786

Total liabilities and stockholders’ equity	$43,311	$44,935